Exhibit 5.1

May 3, 2022

Essential Properties Realty Trust, Inc.

902 Carnegie Center Blvd., Suite 520

Princeton, NJ 08540

Re:	Registration Statement on Form S-3 (Registration No. 333-257202)

Ladies and Gentlemen:

We have served as Maryland counsel to Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the offering and sale from time to time of shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company, having an aggregate offering price of up to $500,000,000, in one or more at-the-market offerings, covered by the above referenced Registration Statement, and all amendments related thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form filed with the Commission under the Securities Act;

2. The Company’s Prospectus, dated as of June 21, 2021 (the “Prospectus”), as supplemented by a Prospectus Supplement, dated as of May 2, 2022 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), each in the form in which it was transmitted to the Commission for filing pursuant to Rule 424(b) under the Securities Act;

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Essential Properties Realty Trust, Inc.

May 3, 2022

6. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”), and a duly-authorized committee thereof, relating to, among other matters, the registration, sale and issuance of the Shares and the issuance of the Confirmation Shares (as defined below), certified as of the date hereof by an officer of the Company;

7. The ATM Equity Offering Sales Agreement, dated as of May 2, 2022 (the “Agreement”), among the Company, Essential Properties, L.P., a Delaware limited partnership, BofA Securities, Inc., Barclays Capital Inc., BMO Capital Markets Corp., Capital One Securities, Inc., Citigroup Global Markets Inc., Evercore Group L.L.C., Goldman Sachs & Co. LLC, Huntington Securities, Inc., Mizuho Securities USA LLC, Nomura Securities International, Inc., Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each as sales agent for the Company, principal and/or forward sellers on behalf of the affiliated Forward Purchasers (as defined in the Agreement);

8. The form of confirmation (the “Form of Confirmation”) that may be entered into by and between the Company and the applicable Forward Purchaser in relation to any forward stock purchase transaction (a “Forward”);

9. A certificate executed by an officer of the Company, dated as of the date hereof; and

10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Essential Properties Realty Trust, Inc.

May 3, 2022

5. The Shares and the Confirmation Shares will not be issued or transferred in violation of any restrictions on transfer and ownership of shares of stock of the Company contained in the Charter.

6. Upon the issuance of any of the Shares or the Confirmation Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. Each confirmation entered into by and between the Company and any Forward Purchaser in relation to any Forward (each, a “Forward Contract”) will not differ in any manner material to this opinion from the Form of Confirmation.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance and sale of any Shares by the Company pursuant to the Agreement and the issuance and delivery by the Company of any shares of Common Stock that may be issued, sold and/or delivered by the Company pursuant to any Forward Contract (the “Confirmation Shares”) have been duly authorized and, when and if issued and delivered by the Company pursuant to the terms of the Agreement, any applicable Forward Contract, the Resolutions, the Registration Statement, the Prospectus and any other resolutions adopted by the Board or a duly-authorized committee thereof relating thereto, such Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Essential Properties Realty Trust, Inc.

May 3, 2022

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP